Exhibit 99.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), made in duplicate originals and effective as of this 1st day of January, 2014, is between MVB Financial Corp., a West Virginia corporation (hereinafter referred to as “Employer”), and Patrick R. Esposito II (hereinafter referred to as “Employee”), hereinafter collectively referred to as the “Parties” and individually referred to as the “Party”.

In consideration of the mutual promises and covenants made in this Agreement, the Parties agree as follows:

1.             Employment.  Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth below.

2.             Term. The initial term of this Agreement shall begin on January 1, 2014 and shall remain in full force and effect under December 31 of the calendar year in which the Agreement was executed (the “Initial Term”), unless extended, as hereinafter provided.  Further, this Agreement shall automatically renew on January 1 of each subsequent calendar year for an additional term of one (1) year (a “Renewal Term”).  Employer shall give Employee written notice of non-renewal of this Agreement no later than December 1 of each calendar year. Both the Initial Term and any Renewal Term are subject to potential early termination based upon paragraph 5 below.

3.             Duties. Employee shall perform and have all of the duties and responsibilities of Senior Vice President, Chief Legal and Risk Officer and such other duties as may be assigned. The Employee shall be based at an office of the Employer in Morgantown, WV.  Employee shall comply with the policies established by Employer.  Employee shall be subject to performance guidelines and requirements established by the Employer.  Employee shall devote full time and best efforts at all times to the performance of the Employee’s duties; provided, however, that it shall not be a violation of the employment relationship for Employee to (i) devote reasonable periods of time to charitable, community, industry and/or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of your responsibilities to the Employer or conflict with any of the provisions of this Agreement.  For reference, the obligations of the Parties under this Agreement shall not be contingent upon the title used to describe Employee’s position.

4.             Compensation and Benefits. During the term of employment of Employee, Employer agrees to provide Employee with the following compensation and benefits:

(a)                                 Base Salary. From January 1, 2014 to March 31, 2014, an annual base salary of one hundred ninety thousand dollars ($190,000.00), payable in accordance with the Employer’s general payroll practices, and thereafter, an annual base salary of two hundred forty thousand dollars ($240,000.00), payable in accordance with the Employer’s general payroll practices;

(b)                                 Fringe Benefits. Employee shall be entitled to participate in and receive all benefits which Employer now and hereafter makes available to its employees including vacation, sick leave, group medical insurance and group life insurance. In addition, Employee shall be entitled to reimbursement for all normal business expenses incurred by Employee during his employment, in accordance with Employer’s policies on expense reimbursement, which may be amended from time to time.

(c)                                  Incentive Compensation. Employee will be eligible to participate in the Employer’s Annual Executive Performance Incentive Plan, as approved by MVB Financial Board of Directors, but will be reduced on a pro-rata basis for any partial year of employment and the Employee must be employed on December 31 of a given year to qualify for the incentive compensation opportunity in that given year.  Any incentive compensation would be paid to Employee within sixty (60) days following the later of (i) the end of the month in which the applicable calendar year comes to an end or (ii) the delivery of financial statements by MVB Financial after the completion of the external financial audit.  Any incentive compensation is subject to terms and conditions in the Employer’s Annual Executive Performance Incentive Plan.  In the event that the Employer net income threshold under the Employer’s Annual Executive Performance Incentive Plan is not attained, no incentive compensation will be paid to the Employee.

5.             Termination of Employment.  Employment of Employee under this Agreement may be terminated for any of the following reasons prior to the expiration of the Initial Term or any Renewal Term of this Agreement.

(a)                                 Termination for Cause. This Agreement shall be terminated and the employment relationship between Employee and Employer shall be severed as of the date of termination specified in a notice by Employer to Employee, upon the occurrence of any of the following:

i.                                          Employee commits an act of theft, fraud, dishonesty, falsification of Employer’s records, improper disclosure of Employer’s confidential or proprietary information, or engages in a course of conduct amounting to gross incompetence;

ii.                                       Employee materially breaches this Agreement or violates any workplace policy of Employer, including, but not limited to, Employer’s policy regarding workplace harassment, discrimination, confidentiality of information, attendance, insubordination, or drug free workplace;

iii.                                    Employee is convicted of, or pleads guilty to, a felony, an act involving moral turpitude, or a misdemeanor where imprisonment is imposed;

iv.                                   Employee fails to devote  full time or effort to the Employee’s duties of employment or any action or omission of Employee which constitutes negligent performance of the Employee’s duties;

v.                                      Employee solicits business on behalf of a competitor, potential competitor, or for the Employee’s own benefit and against the interests of the Employer;

vi.                                   Employee engages in conduct involving moral turpitude that causes embarrassment or the potential for embarrassment to Employer;

vii.                                Employer becomes insolvent or is adjudicated as bankrupt, whether involuntary or involuntary proceedings, or has a receiver, trustee or other person or persons appointed by any court to take charge of the Employer’s assets; or

viii.                             Employer is unable to continue operations for reasons outside and beyond its control.

Employee shall forfeit any right to a termination or severance payment in the event of a “for cause” discharge and Employer shall pay Employee only for such period of Employee’s active full-time employment to the date of termination.  Upon termination pursuant to this section, Employee shall be paid when due and in accordance with Employer’s general payroll practices and relevant policies, all accrued salary, bonuses (to the extent earned), any benefits under any of Employer’s plans under which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate reimbursement of business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination only.

(b)                                 Termination Without Cause. This Agreement may be terminated without cause by either Party at any time during the Initial Term or any Renewal Term hereof with a minimum of sixty (60) days written notice to the other Party and a specified date of such termination.

Such voluntary termination shall not be viewed as a breach of this Agreement. Upon termination pursuant to this paragraph, Employee shall be paid when due and in accordance with Employer’s general payroll practices and relevant policies, all accrued salary, bonuses (to the extent earned), any benefits under any of Employer’s plans under which

Employee is a participant to the full extent of Employee’s rights under such plans, vacation pay, if and when due, and any appropriate reimbursement of business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination only.

If Employee’s employment with Employer is terminated without cause by Employer during the Initial Term or any Renewal Term, then, in addition to the payments due up to the date of termination, as noted above, Employer shall pay the Employee a severance payment (“Severance Compensation”) equal to two (2) years of Base Salary of the Initial Term or a Renewal Term, provided that Employee executes a General Release of Claims in a form of Employer’s choosing that is compliant with West Virginia law for releasing claims under the West Virginia Human Rights Act and any applicable provision of federal law regarding the release of statutory claims.  Severance Compensation shall be paid on Employee’s regular payroll dates during the severance period or, in the sole discretion of Employer or its successor in interest, in a lump sum on the effective date of termination.

(c)                                  Termination Due to Death or Permanent Disability. If Employee dies, or is prevented by illness or by permanent disability (verified by an independent medical evaluation satisfactory to Employer) from performing his duties for a period of six (6) consecutive months, this Agreement shall terminate as of the date of death or as of the end of such six (6) consecutive month period, as applicable.

Such termination shall not be viewed as a breach of this Agreement. Upon termination pursuant to this paragraph, Employee shall be paid when due and in accordance with Employer’s normal payroll practices and relevant policies, all accrued salary, bonuses (to the extent earned), any benefits under any of Employer’s plans under which Employee is a participant to the full extent of Employee’s rights under such plans, vacation pay, if and when due, and any appropriate reimbursement of business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination only.

(d)                                 Constructive Termination in the Event of a Change in Control. Either Party may deem a Change in Control (as defined below) when also accompanied by either of the following circumstances to be a termination of Employee’s employment by Employer without cause pursuant to paragraph 5(b):

i.                                          A material diminution of Employee’s Authority, duties or responsibilities, provided the Employee must give Employer, or any successor, written notice of the claimed material diminution of authority, duties, or responsibilities which Employer or its successor does not remedy within fourteen (14) days of notice; or

ii.                                       A change in the geographic location at which the Employee must perform the services rendered hereunder which is more than fifty (50) miles from Morgantown, WV.

In such event, Employee shall, in addition to the payments described in this paragraph 5, be entitled to, if Employee is terminated without cause by Employer within the Initial Term or any subsequent Renewal Term, all compensation that would have been due Employee under this Agreement until the end of the Initial Term or any subsequent Renewal Term.

For purposes of this section, a “Change of Control” shall mean either: (i) The acquisition, directly or indirectly, by any person, group of persons, or other organization of units in the Employer, which, when added to any other units the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s), group of persons, or other organization, of greater than 50% of such units; or (ii) The occurrence of any merger, consolidation, exchange or reorganization to which the Employer is a party and to which the Employer (or any entity controlled thereby) is not a surviving entity, or the sale of all or substantially all of the assets of the Employer.  For purposes of this definition, “person” shall be as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934. Provided, however, no Change of Control shall have occurred if, with respect to (i) or (ii) above, the acquirer, surviving entity or owner of the assets is MVB Financial or one of its subsidiaries or affiliates.

6.             Resignation as an Officer and Director of Employer. Upon termination of this Agreement for any reason, Employee shall resign as an Officer, Director and Manager of the Employer or any affiliates of the Employer, if any such position is held by Employee at Employer, or any subsidiaries and affiliates of the Employer.

7.             Confidential Information.

(a)                                 Employee understands and agrees that during the course of Employee’s employment with Employer, Employee will come to know confidential information regarding Employer and any MVB Financial subsidiaries and affiliates, including business, financial, client and other information, which Employer holds in the strictest confidence (“Confidential Information”). Employee agrees to treat such information as confidential and not for disclosure to any outside person or entity without the express authorization of Employer and the client, if applicable.   For purposes of this Agreement, “Confidential Information” shall not include information that (i) is available to or known by the public other than as a result of disclosure by Employee, (ii) becomes available to Employee on a non-confidential basis from a source other than Employer, or (iii) is required to be disclosed by law, including, without limitation, oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process.

(b)                                 Employee agrees that while employed by Employer, both during and after this Agreement is terminated or expires, or while being paid by Employer pursuant to paragraph 5(b) or 5(d), Employee will not use, divulge, or distribute to any person or entity, including, but not limited to, a future employer, any Confidential Information.

(c)                                  If Employee is found to have improperly disclosed Confidential Information, this Agreement may be terminated for cause by Employer pursuant to paragraph 5.

(d)                                 Upon any termination of this Agreement, Employee agrees to deliver to Employer promptly all items (originals or copies) that belong to Employer and/or any MVB Financial subsidiaries or affiliates, or clients, or that by their nature are for the use of Employer only, including, without limitation, all written and other materials that are of a secret or confidential nature relating to the Employer, any MVB Financial subsidiaries or affiliates, clients and/or that contain any Confidential Information.

(e)                                  Nothing contained in this Agreement shall be construed so as to violate any law or as to require Employee to violate any law, or to refuse to respond to a valid and enforceable subpoena or to a court order compelling Employee to testify.  If Employee is subject to any legal process, as noted in paragraph 7(a), that would compel Employee to provide testimony or documents about any matter involving Employer or to disclose Confidential Information, Employee will promptly notify Employer sufficiently in advance so that it may seek a protective order or other appropriate relief.

8.             Return of Employer’s Property.  Immediately upon the termination of Employee’s employment, and at any time during Employee’s employment upon request of Employer, Employee will return to Employer all property of the Employer.  As used in this Agreement “Company Property” includes, without limitation: (a) all materials containing any Confidential Information (including all copies thereof); (b) all computer hardware (including personal digital assistants), computer software, cell phones, pagers, business equipment, codes, notes, memoranda or data made available or furnished to Employee by Employer (including all copies thereof), whether or not they contain Confidential Information; (c) all notes, memoranda or data created by Employee during Employee’s employment, whether or not they contain Confidential Information; and (d) all other materials containing any information pertaining to Employer’s business, or any of its employees, clients, consultants, or business associates, that were acquired by Employee in the course of employment with Employer.

9.             Non-Solicitation; Non-Interference.  Employee hereby agrees that, during the Initial Term or any Renewal Term of this Agreement and through the end of a one (1) year period from the termination of this Agreement, regardless of the reason or during any period that Employee is receiving payments pursuant to paragraph 5(b) or 5(d) (collectively, “Restricted Period”), Employee will not, directly or indirectly, solicit business from any person, firm, corporation or other entity which was a customer or supplier of Employer during the term of this Agreement, or from any successor in interest in any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the business of Employer.  During the Initial Term or any Renewal Term of this Agreement and through the end of the Restricted Period, Employee shall not directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (a) engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by Employer during the Initial Term or any Renewal Term of this Agreement or the Restricted Period, or otherwise seek to influence or alter any such person’s relationship with Employer, or (b) solicit or encourage any present or future customer or supplier of Employer to terminate or otherwise alter his, her or its relationship with Employer.  Employee acknowledges that the provisions of this section are reasonable and will not cause Employee economic hardship.

10.          Covenant Not to Compete. During the Initial Term or any Renewal Term of this Agreement and for the Restricted Period, Employee shall not directly or indirectly engage in any business or activity of any nature whatsoever, which is substantially competitive with the business of Employer or any MVB Financial subsidiaries or affiliates within fifty (50) miles of the places of business of Employer or any MVB Financial subsidiaries or affiliates (the “Restricted Territory”), nor shall Employee sell, or solicit the sale of, any services or products related thereto, directly or indirectly, to any of the customers of Employer or any MVB Financial subsidiaries or affiliates.

Without limitation of the foregoing, Employee shall not be, or serve as, a proprietor, partner, officer, director, stockholder [except a stockholder of not more than five percent (5%) of the outstanding stock of any company listed on a national securities exchange or traded over the counter], employee, sales representative or consultant for any organization, company or business entity of any type which engages in any business or activity of any nature whatsoever, which is competitive with the business of Employer or any MVB Financial subsidiaries or affiliates within the Restricted Territory.

In the event this covenant not to compete shall be deemed by any court or body of competent jurisdiction to be unenforceable in whole or in part by reason of its extending for too long a period of time, or too great a geographical area or over too great a range of activities, or overly broad in any other respect or for any other reason, then and in such event this Agreement shall be deemed modified and interpreted to extend over only such maximum period of time, geographical area or range of activities, or otherwise, so as to render these provisions valid and enforceable, and as so modified, these provisions shall be enforceable and enforced.

BY SIGNING THIS AGREEMENT, EMPLOYEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) THE PARTIES HAVE SPECIFICALLY BARGAINED FOR, DISCUSSED, REVIEWED AND NEGOTIATED THE TERMS OF THIS COVENANT NOT TO COMPETE AND PAYMENT IN RESPECT THEREOF, (B) SPECIAL, SUBSTANTIAL AND SUFFICIENT CONSIDERATION FOR THIS COVENANT NOT TO COMPETE

HAS BEEN PROVIDED FOR IN THIS AGREEMENT, AND (C) THIS COVENANT NOT TO COMPETE SHALL SURVIVE ANY EARLY OR OTHER TERMINATION OF THIS AGREEMENT. PROVIDED, HOWEVER, THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO PARAGRAPH 5(B) OR 5(D) THEN THIS PROVISION SHALL ONLY SURVIVE SO LONG AS EMPLOYEE IS RECEIVING PAYMENTS FROM EMPLOYER.

11.          Reserved.

12.          Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, in the case of Employee to the residence address as designated by Employee, and in the case of Employer to the Chief Executive Officer of the Employer at the headquarters of the Employer with a copy to the Vice President, Human Resources of the Employer at the headquarters of the Employer.

13.          Dispute Resolution. The Parties shall abide by the following dispute resolution procedures:

(a)                 If any claim, dispute, or controversy concerning this Agreement or Employee’s Employment under this Agreement is not resolved by the Parties within thirty (30) days after written notice of such dispute is delivered by one Party to the other Party, then the Parties shall participate in at least four hours of mediation to be conducted by a mediator agreeable to each of the Parties.

(b)                 Any claim, dispute, or controversy concerning this Agreement that is not resolved after completion of the procedures set forth in paragraph 13(a), shall be resolved by arbitration conducted by the American Arbitration Association (“AAA”) in Morgantown, West Virginia (or some other location on which the Parties may agree) in accordance with the Employment Arbitration Rules of the AAA, and judgment upon the award rendered by the panel may be entered in any court having jurisdiction, provided however that this shall not preclude a Party from seeking injunctive relief in a court of competent jurisdiction in accordance with paragraph 14.  The arbitrator, in his/her discretion may permit discovery.  The costs of the arbitration shall be equally borne by the Parties.

14.          Injunctive Relief.  Employee acknowledges that any loss to Employer by reason of Employee’s breach of Employee’s obligations under paragraphs 6 through 10 cannot be reasonably or adequately compensated in damages in an action at law.  Employer shall therefore be entitled to injunctive or other equitable relief against Employee to prevent Employee from failing to perform Employee’s obligations hereunder.  Resort by Employer to such injunctive or other equitable relief shall not be construed as a waiver of any rights Employer may have for damages or otherwise.  In the event that Employer shall enforce any of the terms of this Agreement by legal action, Employee shall pay to Employer all costs of such action, including legal fees.

15.          Provisions Relating to Termination and Severance Pay.  Because the Employee is a “key employee” (as defined under Section 416(i) of the Internal Revenue Code, disregarding

Section 416(i)(5) of the Internal Revenue Code), no payment of severance pay may be made under this Agreement prior to the earlier of (a) the expiration of the six (6) month period measured from the date of Employee’s separation from service, or (b) the date of Employee’s death; provided, however, that the six (6) month delay required under this Section 15(a) shall not apply to the portion of any payment resulting from the Employee’s “involuntary separation from service” (as defined in Treas. Reg. § 1.409A 1(n) and including a “separation from service for good reason,” as defined in Treas. Reg. § 1.409A 1(n)(2)) that (c) is payable no later than the last day of the second year following the year in which the separation from service occurs, and (d) does not exceed two times the lesser of (i) the Employee’s annualized compensation for the year prior to the year in which the separation from services occurs, or (ii) the dollar limit described in Section 401(a)(17) of the Code. To the extent severance pay is payable in monthly installments under this Agreement is required to be deferred under the preceding sentence, the first six months of monthly installments shall be payable in month seven following Employee’s separation from service and the remaining monthly payments shall be made when otherwise scheduled.

16.          Entire Agreement. This Agreement constitutes and references the entire Agreement between the Parties and shall supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and may not be changed or amended except by an instrument in writing to be executed by each of the Parties hereto.

17.          Severability. If any provision hereof, or any portion of any provision hereof, is held to be invalid, illegal or unenforceable, all other provisions shall remain in force and effect as if such invalid, illegal or unenforceable provision or portion thereof had not been included herein. If any provision or portion of any provision of this Agreement is so broad as to be unenforceable, such provision or a portion thereof shall be interpreted to be only so broad as is enforceable.

18.          Headings. The headings contained in this Agreement are included for convenience or reference only and shall have no effect on the construction, meaning or interpretation of this Agreement.

19.          Governing Law. The laws of the State of West Virginia shall govern the interpretation and enforcement of this Agreement without regard to conflicts-of-laws principles.

20.          Waiver of Breach. A waiver of a breach of any provision of the Agreement by any Party shall not be construed as a waiver of subsequent breaches of that or any other provision. No requirement of this Agreement may be waived except by the Party adversely affected.

21.          Binding Effect and Assignability. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors, assigns, heirs and legal representatives, including any entity with which Employer may merge or consolidate or to which Employer may transfer all or substantially all of its assets. Insofar as Employee is concerned, this Agreement, being personal, cannot be assigned as to performance or for any other purpose.

22.          Amendments.  Any amendments or modifications to this Agreement must be in writing and signed by the Parties.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed in its legal name by such representative thereunto duly authorized, and Employee has hereunto set his hand and seal, as of the day and year first above written. This Agreement may be executed in one or more counterparts, which taken together shall constitute an original.

EMPLOYER:

MVB FINANCIAL CORP.

Signed:	/s/ Larry F. Mazza
By:	Larry F. Mazza

Its:	Chief Executive Officer

EMPLOYEE:

/s/ Patrick R. Esposito, II
Patrick R. Esposito, II	(name)
488 Rebecca St.	(street address)
Morgantown, WV 26505	(city, state, and zip code)